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              CONVERTIBLE PROMISSORY NOTE DATED DECEMBER 5, 1996
                       EXTENSION & CORRECTION OF TERMS

$100,000.00                                           Denver, Colorado
                                                      Effective January 2, 1998

     FOR VALUE RECEIVED, on December 5, 1996, Training Devices Incorporated ("Maker") hereby promises to pay to the order of Bruce S. Betschart, his successors or assigns ("Holder") the sum of one hundred thousand dollars and no cents ($100,000.00) with interest thereon from the date hereof at the corrected annual rate equal to ten percent (10%) on the outstanding balance until paid in full. Interest shall be compounded annually. Principal and interest shall be due and payable by the Maker at Denver, Colorado or at such other place as the Holder may designate from time to time in writing, in lawful money of the United States of America. The termination date is hereby extended from January 2, 1998 to January 2, 2001 by mutual agreement.

     All payments received hereunder shall be first applied to payment of interest due hereunder, then to the payment of any sums payable hereunder and finally to the unpaid principal balance then remaining unpaid. The principal balance, accrued and unpaid interest and any other sums payable hereunder, may be prepaid in whole or in part without premium or penalty by the Maker only after furnishing to the Holder thirty (30) days prior written notice of intent to prepay.

     At any time prior to payment of this Note and accrued interest, the Holder may, at Holder's written election, convert all or any portion of the principal amount of this Note plus accrued interest (in increments no less than $25,000) into common stock of the Maker. Upon any such conversion by the Holder, the Maker shall, upon receipt from the Holder of written notice of conversion and delivery by the Holder of this Note, issue to the Holder or Holder's assigns, one share of Maker's common stock for each $1.25 of principal and interest due under this Note which is being converted into common stock. If less than all of the principal amount and accrued interest due on this Note is being converted into common stock of the Maker, the amount which is converted into common stock, together with accrued interest converted, if any, shall be noted on this Note, together with the number of shares issued upon such conversion and thereafter this Note shall represent the obligation of the Company to the Holder to pay the principal amount of the Note and accrued interest less the portion hereof which has been converted. Upon any recapitalization or restructuring or other adjustment of the Company's capital structure in which the number of shares of common stock is adjusted, increased or decreased, or otherwise modified, then the number of shares into which the principal amount and accrued interest of this Note may be converted shall likewise be changed so that this Note and accrued interest is thereafter convertible into the number of shares of common stock or other securities of the Maker which the Holder would have received had the Holder converted the entire principal amount and accrued interest under this
Note into common stock of the Maker immediately prior to such recapitalization, restructuring or other adjustment.

     Upon any conversion of any portion of this Note into common stock of the Maker, the Holder, or any successor or assignee, shall sign and deliver to the Maker such reasonable investment representations concerning the Maker's common stock to be issued upon conversion

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as shall be required by Maker to comply with applicable law. Shares issued upon conversion of this Note may be subject to reasonable restrictions imposed by the Maker to assure compliance with applicable law.

     This Note is unsecured.

     If this Notes is not paid when due, Holder may bring suit for collection in a court of competent jurisdiction in Arapahoe County, Colorado and in connection therewith shall be entitled to reasonable attorney fees and costs of suit.

     This Note shall be deemed to have been executed and delivered in Arapahoe County, State of Colorado and its terms and provisions shall be governed by the laws of the state of Colorado.

                        MAKER:

                        TRAINING DEVICES INCORPORATED

                        By /s/ Ronald C. Ellington           7/22/99
                           ---------------------------    -------------
                           Authorized Officer                 Date


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